UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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Gibraltar Industries, Inc.

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GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 6, 2010, at 11:00 a.m., local time, for the following purposes:

1. To elect two Class II Directors to hold office until the 2013 Annual Meeting and until their successors have been elected and qualified.

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.

3. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 19, 2010, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

Stockholders who do not expect to attend the meeting in person are urged to vote, sign, and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for matters acted upon at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy J. Heasley
Secretary

Dated: April 6, 2010

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

DEFINITIVE PROXY STATEMENT

April 6, 2010

Date, Time and Place of Annual Meeting

This Definitive Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 6, 2010 at 11:00 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on March 19, 2010, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 19, 2010 the Company had outstanding and entitled to vote at the Annual Meeting 30,238,310 shares of common stock, $0.01 par value per share (“Common Stock”). Each share is entitled to one vote on each matter properly brought before the Annual Meeting. This Definitive Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders on or about April 6, 2010.

Record Date and Related Information

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Definitive Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

If the enclosed proxy is properly executed, returned, and received in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors FOR the nominees for directors named in this Definitive Proxy Statement and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as director up to the maximum number of directors to be elected at the Annual Meeting. Each other proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present at the meeting, in person or by proxy, entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality and where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee’s or any other nominee’s achievement of a plurality. With respect to the other proposals to be voted upon: (i) if a stockholder specifies an abstention from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal and (ii) shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions.

Revocability of Proxy

The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors who shall be divided into three classes, with the term of one class expiring each year. The Board of Directors is presently comprised of seven members: William J. Colombo and Gerald S. Lippes, Class II Directors whose terms expire in 2010, Brian J. Lipke, William P. Montague, and Arthur A. Russ, Jr., Class I Directors whose terms expire in 2011, and David N. Campbell and Robert E. Sadler, Jr., Class III Directors whose terms expire in 2012. At the Annual Meeting of Stockholders in 2010, two Class II Directors shall be elected to hold office for a term expiring in 2013. William J. Colombo and Gerald S. Lippes have been nominated by the Board of Directors for election as such Class II Directors. Mr. Colombo is an independent director under the independence standards provided by Rule 5605(a)(2) of the National Association of Securities Dealers, Inc. (“NASDAQ”) listing standards.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of William J. Colombo and Gerald S. Lippes as directors. Mr. Colombo has been a director of the Company since 2003 and has been previously elected by the Company’s stockholders. Mr. Lippes has been a director of the Company since the consummation of the Company’s initial public offering in 1993 and has been previously elected by the Company’s stockholders. If either Mr. Colombo or Mr. Lippes becomes unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate. Each of Messrs. Colombo and Lippes have consented to being named in this Definitive Proxy Statement and to serve if elected to office.

The following information is provided concerning the directors and the nominees for election as Class II Directors:

Brian J. Lipke has been Chairman of the Board since 1992 and Chief Executive Officer since 1987 and a director of the Company since its formation. He also served as President of the Company through 1999. From 1972 to 1987, Mr. Lipke held various positions with the Company in production, purchasing, and divisional management. He is also a director of Merchants Mutual Insurance Company and Moog Inc. Mr. Lipke’s qualifications to serve on the Company’s Board include his demonstrated leadership skills and extensive operating executive experience acquired over his career with the Company. He has extensive experience in driving operational excellence, targeting growth opportunities, and attaining financial objectives under a variety of economic and competitive conditions. These experiences are valuable to the Company which strives for excellence, has grown historically through acquisitions, as well as internally, and regularly faces diverse and often challenging economic and competitive conditions.

William P. Montague has served as a director of the Company since the consummation of the Company’s initial public offering in 1993. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc. (“Mark IV”), a manufacturer of engineered systems and components from 1986 to February 1996, President and Director from March 1996 through October 2004, and as Chief Executive Officer and Director of that company from November 2004 until his retirement in July 2008. In April 2009, subsequent to Mr. Montague’s retirement, Mark IV filed for bankruptcy protection. Mr. Montague also serves on the Board of Directors of Endo Pharmaceuticals Holding Inc. Mr. Montague’s qualifications to serve on the Company’s Board include his ability to offer the perspectives of a former Chief Executive Officer along with his extensive financial and accounting experience acquired during his career with Mark IV. His experience as a director, chief financial officer, and chief executive officer at another public company with complicated capital resource requirements and diverse geographical operations similar to the Company provides significant value to the Board.

Arthur A. Russ, Jr. has served as a director of the Company since 1993. He has been engaged in the private practice of law since 1969 and is a partner in the firm of Phillips Lytle LLP, located in Buffalo, New York. Mr. Russ is also a director of several private companies and nonprofit entities. Mr. Russ’s qualifications to serve on the Company’s Board include his legal expertise in the areas of corporations, taxation, securities, and general business and finance. He is able to provide the Board insights on a broad range of general business and financial issues as a result of his diverse legal experience.

William J. Colombo has served as a director of the Company since his appointment by the Board of Directors in August 2003. He served as Chief Operating Officer and Executive Vice President of Dick’s Sporting Goods, Inc. (“Dick’s”) from 1995 to 1998 and as President of dsports.com LLC, the Internet commerce subsidiary of Dick’s from 1998 to 2001. From 2002 through February 2008, Mr. Colombo served as President, Chief Operating Officer, and a Director of Dick’s. Mr. Colombo currently serves as Vice Chairman of the Board of Dick’s. Mr. Colombo’s qualifications for election to the Company’s Board include his ability to provide the perspective of an executive and board member of a large, public company and national retailer similar to some of the Company’s largest customers.

Gerald S. Lippes has served as a director of the Company since 1993 and was Secretary of the Company from December 2002 through November 2003. He has been engaged in the private practice of law since 1965 and is a partner in the firm of Lippes Mathias Wexler Friedman LLP, located in Buffalo, New York. Mr. Lippes is also a director of several private companies. Mr. Lippes’s qualifications for election to the Company’s Board include his more-than 40 years of legal experience representing large businesses in corporate matters, securities, and other financial transactions enable him to provide insights on a broad range of corporate governance, securities, transactional, and management issues the Company faces.

David N. Campbell has served as a director of the Company since the consummation of the Company’s initial public offering in 1993. He is Executive Director of Hands on Worldwide, a not-for-profit volunteer-based disaster response organization. He has also been a Managing Director of Innovation Advisors, a strategic advisory firm focused on merger and acquisition transactions in the information technology software and services industry, since November 2001. He served as President and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to October 2000. Subsequent to Mr. Campbell’s departure, Xpedior filed for bankruptcy protection in April 2001. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1983 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. During the past five years, Mr. Campbell also served on the Board of Directors of Tektronix Inc. (prior to its acquisition by Danaher Corporation) and MRO Software Inc. (prior to its acquisition by IBM Corporation). Mr. Campbell’s qualifications to serve on the Company’s Board include his ability to provide the perspective of a Chief Executive Officer and Director of public companies along with his leadership experience at organizations with international operations which the Company also has. In addition, he qualifies as an audit committee financial expert under the standards established by the Securities Exchange Act of 1934, as amended.

Robert E. Sadler, Jr. has served as a director of the Company since his appointment by the Board of Directors in January 2004. He served as President of M&T Bank from 1996 to 2003, as Chairman of M&T Bank from July 2003 to June 2005, and from June 2005 to January 2007 as President and Chief Executive Officer of M&T Bank Corporation, one of the 20 largest banks in the U.S. Mr. Sadler currently serves as Vice Chairman of both M&T Bank and M&T Bank Corporation. Mr. Sadler is also a director of several private companies and nonprofit entities, including Delaware North Companies, Inc. and Security Mutual Life Insurance Company of New York. Mr. Sadler’s qualifications to serve on the Company’s Board include his extensive experience as a financial services executive, particularly during his career with M&T Bank, which allows him to provide the Board with the perspective of lenders and investment bankers, which the Company deals with regularly. Other qualifications include his experience as a director on the board of directors of other large companies and his financial literacy.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, is required for the election of the directors, assuming a quorum is present or represented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
NOMINEES FOR CLASS II DIRECTORS IN PROPOSAL 1.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors has three standing committees consisting of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available on the Company’s website at: www.gibraltar1.com. During the year ended December 31, 2009, the Board of Directors held seven (7) meetings. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during the period.

Audit Committee

The Audit Committee is comprised of Messrs. Campbell, Sadler, and Montague, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The Audit Committee assists the Board of Directors in its oversight of matters relating to the financial reporting process, the system of internal accounting control and management of financial risks, the audit process, compliance with laws and regulations, and the Company’s code of business conduct. The Audit Committee held four (4) meetings in 2009. The Board of Directors has made a determination that Mr. Campbell, an independent director, is an “audit committee financial expert” under the standards established by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Campbell’s business experience is set forth above under “Election of Directors”.

Compensation Committee

The Compensation Committee is composed of Messrs. Colombo, Montague, and Sadler, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The Compensation Committee held three (3) meetings in 2009. The Compensation Committee acts in accordance with its charter to make recommendations concerning the salaries and incentive compensation packages for executive officers and directors of the Company which includes meeting in executive session to determine compensation package recommendations for the Company’s executive officers. Salary and incentive compensation package recommendations of the Compensation Committee are approved by the Board of Directors. The Compensation Committee is responsible for ensuring their recommendations are in line with market conditions and enhance the Company’s ability to attract, retain, and motivate highly qualified individuals to serve as executive officers and directors. To fulfill its responsibilities, the Compensation Committee employs a nationally recognized compensation consultant, Towers Watson, to perform market studies of compensation packages offered by a peer group of companies. The Compensation Committee works with Towers Watson and the Company’s executive management team to make final recommendations to the Board of Directors regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The Compensation Committee is also responsible for the administration of the Company’s cash and equity based incentive compensation plans and authorization of grants of equity based awards pursuant to such plans.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Colombo, Montague, and Sadler served as members of the Compensation Committee. None of Mr. Colombo, Mr. Montague or Mr. Sadler was an executive officer or employee of the Company or any of its subsidiaries during 2009 or prior thereto. In 2009, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee performing similar functions for any other entity’s board of directors, any of whose officers or directors served on the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Campbell, Colombo, and Montague, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The purpose of the Committee is to identify and nominate individuals qualified to become Board and committee members, to establish and implement policies and procedures relating to the nominations of qualified candidates, to develop and recommend to the Board a set of corporate governance guidelines for the Company, to oversee, review and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies, and to oversee, review and approve related party transactions. The Nominating and Corporate Governance Committee held one (1) meeting in 2009. The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held March 24, 2010. Mr. Colombo did not participate in his recommendation for election to the Board.

When a Board vacancy arises, the Committee seeks to identify candidates for nomination who are highly qualified, willing to serve as a member of the Company’s Board, and will be able to serve the best interests of all stockholders. The Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a Board which is composed of individuals with a wide variety of business experience. Accordingly, the Committee seeks to identify candidates for nomination who will contribute to the diversity of business perspectives present in Board deliberations. During the nomination process, the Committee considers whether the Board’s composition reflects an appropriately diverse mix of skills and experience, in relation to the needs of the Company.

The Company does not have a fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Currently, these roles are combined with Brian J. Lipke serving as both the Chairman of the Board and the Chief Executive Officer. The Board has not appointed a lead independent director. Given the Company’s strong financial performance over extended periods, the Board considers that the Company has been well-served by its leadership structure over the years. The Board also considers that in the context of the Company’s diverse operations, the Company’s combined leadership structure provides important benefits through effective internal and external communication of critical strategies and business priorities.

Stockholder Recommendations of Nominees

The Company has adopted a policy regarding stockholder recommendations to the Nominating and Corporate Governance Committee of nominees for director. A stockholder may recommend a nominee for consideration by the Nominating and Corporate Governance Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating and Corporate Governance Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating and Corporate Governance Committee in the same manner and by the same criteria as other potential nominees. The Nominating and Corporate Governance Committee did not receive any nomination recommendations from stockholders during 2009.

Board Oversight of Risk Management

The Board of Directors is actively engaged in the oversight of strategies adopted by management for addressing risks faced by the Company. These risks may arise in many different areas, including business strategy; financial condition; competition for talent; operational efficiency; quality assurance; environmental, health, and safety; supply chain management; reputation; customer spending patterns; and intellectual property, among many others. The Board of Directors believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board and has not divided the responsibility for oversight of risk management among its committees. In carrying out this critical responsibility, the Board of Directors reviews with management their assessment of significant risks faced by the Company as well as the policies implemented to manage these risks. The Board of Directors also receives quarterly reports on aspects of the Company’s risk management from senior representatives of the Company’s independent auditors.

Communication with the Board of Directors

The Board of Directors has established a policy with respect to stockholder communication with the directors. Stockholders may send communications to the Board of Directors in care of the Secretary of the Company at its headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail will be opened and logged. All communication, other than trivial communication or obscene material, will be forwarded promptly to the directors. Trivial material will be delivered at the next meeting of the Board of Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the chairman of the Audit Committee.

The Company does not have a policy regarding director attendance at the annual meeting. Last year’s annual meeting was attended by David N. Campbell, William J. Colombo, Brian J. Lipke, Gerald S. Lippes, William P. Montague, Arthur A. Russ, Jr., and Robert E. Sadler, Jr. constituting the entire Board of Directors.

Independent Directors

The Board of Directors has determined that each of David N. Campbell, William J. Colombo, William P. Montague, Arthur A. Russ, Jr., and Robert E. Sadler, Jr. is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, which the Board has adopted as the standards by which it will determine independence.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

The following table sets forth certain information regarding the Directors and executive officers of the Company as of April 3, 2009:

Name	Age	Position(s) Held

Brian J. Lipke	58	Chairman of the Board and Chief Executive Officer
Henning N. Kornbrekke	65	President and Chief Operating Officer
Kenneth W. Smith	59	Senior Vice President and Chief Financial Officer
Timothy J. Heasley	56	Senior Vice President, Corporate Controller, and Secretary
Paul M. Murray	57	Senior Vice President of Human Resources and Organizational Development
David N. Campbell	68	Director
William J. Colombo	54	Director
Gerald S. Lippes	70	Director
William P. Montague	63	Director
Arthur A. Russ, Jr.	67	Director
Robert E. Sadler, Jr.	64	Director

The recent business experience of the directors is set forth above under “Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

Henning N. Kornbrekke has served as Chief Operating Officer of the Company since December 2004 and President of the Company since February 2004. Mr. Kornbrekke served as Vice President of the Company and President of its Building Products Group from January 2002 to January 2004. Prior thereto, Mr. Kornbrekke served as the Chief Executive Officer of a division of Rexam, PLC and before that as President and General Manager of the hardware division of the Stanley Works. Mr. Kornbrekke also serves as a director of a private company.

Kenneth W. Smith has been Senior Vice President and Chief Financial Officer of the Company since joining the Company in March 2008. Prior thereto, he served as Chief Financial Officer of Circor International, a global manufacturer of flow control components from 2000 through February 2008, for the period from 1996 to 2000 as Vice President of Finance for North Safety Products, a manufacturer of personal protection equipment for employees of industrial companies, and before that as Finance Director of Digital Equipment Corporation, a manufacturer of computer hardware and software and a provider of integration services.

Timothy J. Heasley has been Senior Vice President, Corporate Controller, and Secretary of the Company since joining the Company in October 2005. Prior to joining the Company, Mr. Heasley served as Chief Financial Officer for MRC Industrial Group, Inc. from 2003 to 2005, and, before that as Controller of the Engineered Products Group of SPS Technologies, Inc. Subsequent to Mr Heasley’s departure, MRC Industrial Group, Inc. filed for bankruptcy protection in the first quarter of 2006.

Paul M. Murray has been Senior Vice President of Human Resources and Organizational Development of the Company since May 2004 and was Vice President of Administration from 1997 to May 2004. Prior thereto, Mr. Murray held Human Resource management positions at The Sherwin Williams Company and Pratt & Lambert.

COMPENSATION OF DIRECTORS

Watson Wyatt (now combined with Towers Perrin and known as Towers Watson), a nationally recognized compensation consultant provides survey information and advice to the Compensation Committee with respect to compensation related matters. In 2006, Towers Watson provided the Compensation Committee survey data and other publicly available information relating to non-employee director compensation for a peer group of companies. The peer group of companies used for this purpose by Towers Watson included Carpenter Technology, Simpson Manufacturing, Curtis Wright, Smith (A.O.), Gardner Denver, Steel Dynamics, Quanex, and Reliance Steel.

Using this information our Board of Directors approved a compensation program for non-employee directors consisting of an annual retainer of $24,000 per year, meeting fees of $2,000 for each meeting of the Board of Directors or committee meeting attended and an additional fee to the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee of $5,000 per year, respectively for serving as Chairman. As a result of difficult economic conditions facing the Company in March 2009, the Board of Directors agreed to voluntarily relinquish 10% of the fees they would have otherwise been entitled to receive for service in 2009. No other changes to these amounts have been made since 2006.

In addition, the Board of Directors, in consultation with the Compensation Committee, approved annual grants of 1,000 shares of restricted stock to non-employee directors and awards of 2,000 shares of restricted stock to new directors upon their election to the Board. Restrictions on these shares of restricted stock will expire three years following the grant date. Pursuant to this approval, in May 2009, each non-employee director received awards of 1,000 shares of restricted stock.

Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to elect to defer their receipt of payment of a portion of their retainer, chair, and meeting fees to an account established for the director and credited with restricted stock units equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred (see the discussion of the MSPP under the caption Non-Qualified Deferred Compensation in the “Compensation Discussion and Analysis” below). The Company allocates additional restricted stock units to the accounts of non-employee directors who defer the receipt of retainer fees to match the amount of restricted stock units allocated to reflect deferred retainer fees of non-employee directors.

2009 Director Compensation

			Change in
	Fees		Pension
	Earned		Value and
	Or		Nonqualified Deferred
	Paid in	Stock	Compensation
	Cash	Awards	Earnings
Name	(1)	(2)	(3)	Total
David N. Campbell	$47,700	$7,920	$(35,270)	$20,350
William J. Colombo	$53,100	$7,920	$(14,586)	$46,434
Gerald S. Lippes	$43,200	$7,920	$(33,270)	$17,850
William P. Montague	$51,300	$7,920	$(34,980)	$24,240
Arthur A. Russ, Jr.	$41,400	$7,920	$(29,292)	$20,028
Robert E. Sadler, Jr.	$46,800	$7,920	$(24,483)	$30,237

(1)	Consists of annual retainer fees of $21,600; $4,500 for each of Messrs. Campbell, Montague, and Colombo, to reflect their respective positions as Chairman of the Audit Committee, Chairman of the Nominating and Corporate Governance Committee, and Chairman of the Compensation Committee; and additional fees of $1,800 for attendance at each meeting of the Board of Directors and any committee. Messrs. Campbell, Lippes, Montague, and Russ deferred all of their fees into the MSPP. Mr. Colombo deferred his retainer into the MSPP.

(2)	This column represents the grant-date fair value of restricted stock granted in 2009. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of restricted stock is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(3)	This column represents the Company match on the deferred retainer and the earnings or losses on the deferred fees in each respective director’s account under the MSPP.

Outstanding Equity Awards at Fiscal Year End

The following chart summarizes the aggregate number of stock awards outstanding at December 31, 2009 for each director:

	Restricted	Restricted Stock	Aggregated Number of
Name	Shares (1)	Units (“RSUs”) (2)	Stock Awards Outstanding
David N. Campbell	5,000	15,536	20,536
William J. Colombo	9,000	9,048	18,048
Gerald S. Lippes	5,000	15,120	20,120
William P. Montague	5,000	15,815	20,815
Arthur A. Russ, Jr.	5,000	14,001	19,001
Robert E. Sadler, Jr.	9,000	5,814	14,814

(1)	Restricted shares generally vest over three (3) years. Messrs. Campbell, Lippes, Montague, and Russ hold 2,000 restricted shares and Messrs. Colombo and Sadler hold 6,000 restricted shares that will vest upon retirement from the Board.

(2)	Represents RSUs deferred in the MSPP that will be converted to cash and paid out over five (5) years upon retirement from the Board. Includes 4,186 unvested RSUs for the benefit of Mr. Colombo that will be forfeited if his service as a member of the Company’s Board of Directors is terminated prior to age sixty (60).

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We have designed our compensation program to attract, retain, and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders.

To achieve these objectives, the Compensation Committee of our Board of Directors engaged Towers Watson, a nationally recognized compensation consultant, to provide survey information and assistance in the development of a compensation program for our executive officers which has a strong emphasis on performance and long-term incentives and which is competitive within our industry in terms of base salaries, annual incentives, and long-term incentives.

In 2004, the Company’s Board of Directors, on the recommendation of the Compensation Committee, established a compensation program which compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity based incentives. This structure, including the percentages of base salary which are targeted for annual incentive payments and long-term equity based incentives was developed by the Compensation Committee in consultation with Towers Watson using information supplied by Towers Watson with respect to compensation practices of peer companies. The group of companies used for comparative data in establishing compensation of our executive officers was Actuant Corporation, Barnes Group, Carlisle Companies, Kennametal, NCI Building Systems, Quanex Building Products Corporation, Simpson Manufacturing, Steel Dynamics, and Worthington Industries. These peers were chosen due to their size, technologies, business dynamics, and industries.

Based on the analysis described above, the program adopted by the Board in 2004 set the targeted annual incentive compensation and long-term equity based incentive compensation components of each executive officer’s total compensation at the percentages of each executive officer’s base salary set forth in the following table.

		Long-term Equity Based
	Targeted Annual Incentive	Incentive Compensation as
	Compensation as a	a Percentage of Base
Position	Percentage of Base Salary	Salary
Chief Executive Officer	90%	180%
Chief Operating Officer	75%	133%
Chief Financial Officer	60%	75%
Senior Vice President	35%	35%

By structuring our compensation to provide that a substantial portion of each executive officer’s total compensation is based on annual incentives and equity based long-term incentives, we reward our executive officers for achieving clearly defined annually established financial goals and long-term appreciation in the value of our stock. Additionally, the link between the amount of an executive officers’ base salary and the annual and long-term equity incentive compensation reduces the need for the Compensation Committee to exercise discretion in the determination of the amount of an executive officers’ incentive compensation. This provides the executive officers a level of certainty as to the level of incentive compensation which they will be entitled to receive upon attainment of a specified level of performance.

Each year, management provides recommendations on executive officer annual base salaries to the Compensation Committee. These recommendations are based on management’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility, and the degree to which their efforts have contributed to the implementation of the Company’s strategies and goals. This information is then, following consultation by the Compensation Committee with its consultant, used by the Compensation Committee to make recommendations to the Board of Directors concerning base salaries of executive officers.

Final authority for the establishment of annual base salaries of our executive officers resides with the Board of Directors. Once base salaries are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive based upon the degree to which the Company’s annual goals have been achieved. As a result of the difficult financial conditions facing the Company in March 2009, the Chief Executive Officer and Chief Operating Officer voluntarily reduced their base salaries by 10% during the year ended December 31, 2009. In addition, the Company suspended salary increases as well as the Company’s matching contribution to the Gibraltar 401(k) Plan during 2009 for all employees, including the executive officers.

With respect to the long-term equity based incentive compensation described in the table above, the rights of executive officers to payment of this award generally vests at a rate of 25% per year. This long-term equity based incentive program was to be effective for five (5) years. However, due to the timing of the Board’s approval of this program, no long-term equity based incentive compensation was awarded to executive officers in 2004 and the first annual long-term equity based incentive award made to executive officers was granted in April 2005 with the final installment awarded in January 2009.

In connection with the pending expiration of the Board’s 2004 authorization of the long-term equity based incentive compensation described above (with the last award being made in January 2009) in December 2008, the Compensation Committee engaged Towers Watson to assist in the development of a new long-term equity based incentive compensation program for 2009 and future years. In this regard, it was the desire of both the Compensation Committee and management to develop a long-term equity based incentive program which would be more aligned with the interests of the Company’s stockholders than an equity based incentive program that provided for payment solely on the expiration of time. As a result, the Compensation Committee, in consultation with Towers Watson, determined that it was appropriate for a portion of an executive officer’s long-term equity based incentive compensation to be based on the achievement of performance objectives. Long-term equity based incentive compensation based on the achievement of performance objectives would then be coupled with a reduction in long-term equity based incentive compensation which is earned through the passage of time.

After consulting with Towers Watson, the Compensation Committee recommended and the Board approved a new long-term equity based incentive compensation program which provides executive officers the ability to earn long-term equity based incentive compensation which is based, in part, on the passage of time and, in part, on a comparison of the total shareholder return achieved by the Company to the total shareholder return of a peer group of companies consisting of Actuant Corporation, Beacon Roofing Supply, BlueLinx Holdings, Builders FirstSource, Griffon Corporation, The Home Depot, Masco Corporation, NCI Building Systems, Owens Corning, Quanex Building Products Corporation, Valmont Industries, and Worthington Industries. These peer companies were chosen because they are affected by the same external factors as the Company and because differences in returns from this group of companies are expected to be driven by management actions rather than external economic factors. Total shareholder return of the Company and each company in the peer group for any annual performance period is defined in each award as a fraction whereas the numerator is equal to the sum of the trailing 20-day average closing price per share of one share of common stock ending with December 31 and the aggregate amount of the dividends paid on each share during the calendar year ending December 31 and the denominator is equal to the trailing 20-day average closing price per share of one share of common stock beginning with the January 1.

Under the performance based portion of the long-term equity based incentive compensation, executive officers were granted an award of performance stock units (“PSUs”) which, based on information provided by Towers Watson, were designed to approximate 75% of the executive officer’s base salary for achievement of a targeted performance goal. For purposes of the PSUs, the targeted performance goal is total shareholder return for the Company which is equal to the median total shareholder return of the peer group of companies described above.

These PSUs are earned by executive officers based on a comparison of the Company’s total shareholder return for three annual performance periods consisting of the years ending December 31, 2009, 2010 and 2011 against the total shareholder return of the Company’s peer group for each performance period. Final payment of the performance units awarded is to be made in January 2012 and is to be an amount equal to the number of performance stock units earned for each performance period, multiplied by the average closing price of the Company’s common stock during the period beginning October 1, 2011 and ending December 31, 2011.

If the Company’s total shareholder return for a performance period is equal to the median total shareholder return for the Company’s peer group, the executive officers will earn PSUs equal to the targeted award. If the Company’s total shareholder return for the applicable performance period is less than the median total shareholder return of the Company’s peer group, the number of PSUs earned by executive officers will be less than the targeted number of performance share units with the possibility of not earning any PSUs. Conversely, if the Company’s total shareholder return for a performance period is more than the median total shareholder return of the Company’s peer group, the number of performance units earned by the executive officers will be increased up to a maximum of two hundred percent of the targeted performance unit award. For the year ended December 31, 2009, the first of three annual performance periods, the executive officers earned 34% of the targeted award based on the Company’s performance compared to the peer group.

The Compensation Committee believes that the new long-term equity based incentive compensation structure described above promotes the interests of the Company’s stockholders by providing an incentive to executive officers to continue their employment with the Company as well as an incentive to improve total shareholder return. Furthermore, executive officers are provided an incentive to improve the Company’s share price over the long term because final payment of this long-term equity based incentive compensation program is based on the price of the Company’s stock at the time for payment.

Elements of Our Compensation Program

Our compensation program for executive officers and senior management contains the following elements:

•	Base Salary

•	Annual Management Incentive Compensation Plan (MICP)

•	Equity-based Incentive Compensation (Omnibus Plan)

•	Non-qualified Deferred Compensation Plan (MSPP)

•	Long-term Incentive Compensation Plan (LTIP)

•	Restricted Stock Units

•	Performance Stock Units

•	Chief Executive Officer’s Discretionary Bonus

•	Retirement Plans

•	Change in Control Benefits

•	Perquisites and Other Benefits

•	Generally Available Benefit Programs

Base Salaries. As noted above, the Company provides executive officers with a base salary recommended by the Compensation Committee and approved by our Board of Directors, which reflects the level of responsibility held by our executive officers, rewards them for the day to day performance of their duties and is competitive within our industry. Our competitive analysis includes a review of the base salaries and total compensation paid by our peer group companies to their executive officers. For our Chief Executive Officer, a base salary of $680,000 was established during 2008. The Chief Executive Officer voluntarily reduced his base salary by 10% during 2009 as a result of the difficult financial conditions facing the Company.

Under our internal management structure, our CEO and COO work closely and collaboratively in the development of strategy, goals, objectives, and execution tactics. We believe this fosters team unity and results in better strategic decision making. Due to this structure, we believe it is appropriate for the difference between the base salary of the CEO and the COO to be relatively small. As a result, the base salary for the COO for 2009 was established at $577,500 during 2008. The Chief Operating Officer also voluntarily reduced his base salary by 10% during 2009 as a result of the difficult financial conditions facing the Company. Both salaries are within industry targeted base salary ranges and were established based upon comparison to the peer companies and the individual’s performance.

We establish the base salaries of our other executive officers using the same process of analyzing the level of their responsibility and contribution to the Company’s overall objectives and taking into consideration the range of base salaries paid to these officers by our peer group companies. The base salaries of the other executive officers were established using these criteria. During 2009, the Company suspended salary increases for all employees. As a result, the annual base salaries of all executive officers remained unchanged from December 31, 2008. Our executive officers, except Kenneth W. Smith who was hired in March 2008, received salary increases in July 2008. Therefore, the salaries shown in the summary compensation table for 2008 reflect one half of the year at their respective 2007 salaries and one half of the year at the salaries established in 2008.

Annual Management Incentive Compensation Plan. Our annual Management Incentive Compensation Plan (“MICP”) provides alignment between executive management’s cash compensation and stockholder interests by rewarding management for achievement of performance goals that the Board of Directors believes will enhance stockholder value.

MICP targets in 2009 were income from continuing operations as a percent of sales, net sales growth year-over-year, and days of working capital. The targets for 100% achievement of MICP awards were 3.5% income from continuing operations as a percentage of sales (“NI”), 2.5% net sales growth from the preceding year (“NSG”), and 83 days of working capital (“DWC”). The MICP payout is adjusted for performance above or below targeted levels. The MICP includes minimum thresholds for 2009 of 1.5% NI, prior year net sales, and 96 days of working capital. Targeted annual incentive compensation under the MICP as a percentage of executive officer base salaries are as outlined in the table on page 7.

The net income and sales growth targets and thresholds referred to above were established in 2005, through an analysis of historic performance of the Company, benchmarking to its peer group, and stretch performance criteria. These targets and thresholds are reviewed on an annual basis and were amended in 2008 to add days of working capital targets to better align incentive compensation to the Company’s goals of reducing working capital and maximizing liquidity. The targets and thresholds for NI and NSG were developed based on the Company’s historical performance and market conditions in the residential housing and domestic automotive manufacturing industries which showed that these levels of profitability and growth would provide a strong return for our stockholders. The target and threshold developed for DWC was based on management’s goal to reduce working capital and maximize cash flows from operations in an effort to reduce the level of debt outstanding and increase liquidity.

Forty percent (40%) of the MICP is based upon NI, twenty percent (20%) is based upon NSG, and forty percent (40%) is based upon DWC. Maximum achievement for NSG is four hundred percent (400%). Each of NI and DWC have no maximum limit because an excessive payout is not possible due to the nature of the measurement and the operating characteristics of the Company. In addition, adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effect of restructuring charges and other non-routine transactions. Due to the Company’s operating performance in 2009, MICP payments were 61.5% of the targeted level as calculated below (dollar amounts in thousands):

	NI	NSG	DWC	Total

2009 loss from continuing operations as reported	$(51,872)
Intangible asset impairment charges, net of taxes	40,437
Exit activity costs and asset impairments, net of taxes	2,881
Deferred financing costs, net of taxes	1,118

Adjusted net income for year ended December 31, 2009	$(7,436)

Net sales for year ended December 31, 2009 as reported	$834,218	$834,218
Net sales for year ended December 31, 2008 as reported		$1,232,299

Average net working capital during 2009 (1)			$175,869
Net sales for year ended December 31, 2009 as reported			$834,218
360 days			360

Average daily sales			$2,317

Actual results	(0.89)%	(32.30)%	76
MICP targets	3.50%	2.50%	83
Payout factor minimum threshold	1.50%	0.00%	96

Payout factor (2)	0.00	0.00	1.54
Weighting	40%	20%	40%

MICP payout percentage	0.0%	0.0%	61.5%	61.5%

(1)	Average net working capital is based on the 13 month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2008 and December 31, 2009.

(2)	The payout factor for NI and NSG is calculated by comparing the difference between actual results and the minimum threshold to the difference between the target and the minimum threshold. The payout factor for DWC is calculated by dividing the difference between the actual days of working capital and the targeted days of working capital by 13 and adding this factor to 1.00.

Non-Qualified Deferred Compensation. We maintain an equity incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Omnibus Plan”). Our Omnibus Plan is an integral component of our overall compensation structure and provides the Company a vehicle through which we make awards of equity based compensation to our executive officers and other senior management employees. The forms of equity based compensation which the Company has the authority to grant under the terms of our Omnibus Plan are options, shares of restricted stock, restricted stock units (“RSUs”), performance shares, performance stock units (“PSUs”), and stock appreciation rights.

One of the features of our Omnibus Plan is the Management Stock Purchase Plan (“MSPP”), a non-qualified deferred compensation arrangement. The MSPP provides our executive officers the right to defer their receipt of the annual incentive compensation payment they are entitled to receive under the MICP and up to 25% of their salary. Our non-employee directors are also entitled to defer their receipt of their director fees under the MSPP.

If, and to the extent that an executive officer defers any portion of his MICP payment or salary, an account is established for his benefit under the MSPP and credited with RSUs equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of the MICP payment or salary which was deferred. If, and to the extent a non-employee director defers his retainer, chair, and meeting fees, an account is established for his benefit under the MSPP and credited with RSUs equal in number of shares of the Company’s stock which could have been purchased using the amount of such fees deferred. The price used to determine the number of RSUs credited to an executive officer or non-employee directors’ account is the 200-day closing average price per share of the Company’s stock determined one day prior to the date in which the compensation was earned and deferred. The Company’s use of a 200-day closing average price for valuing RSUs is intended to eliminate the effect of short-term market fluctuations on the number of RSUs awarded under our MSPP.

In addition to RSUs which are credited to the accounts of executive officers that elect to defer a portion of their MICP payment or salary, the Company credits an additional number of RSUs (“Matching RSUs”) to the account of the executive officer. These Matching RSUs are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, before the executive officer reaches age sixty (60). The Company also credits the accounts of non-employee directors that defer their retainer fees with Matching RSUs equal in number to the RSUs allocated to the director’s account and attributable to their deferred retainer fees. The directors forfeit their Matching RSUs if they terminate Board service prior to reaching age sixty (60) for any reason other than a change in control transaction.

RSUs credited to the account of an executive officer or non-employee director to reflect amounts deferred under MSPP are paid to the participant upon a termination of the their employment or service on the Board. In addition, if the executive officer’s employment is terminated, or a non-employee director’s Board service is terminated, after age sixty (60), the participant will be entitled to receive payment for Matching RSUs.

The amount to be paid to a participant upon termination of his employment or service on the Board is equal to the number of RSUs credited to his account (including Matching RSUs, if applicable) multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the day immediately preceding the participant’s termination.

Payment of the amount determined above is made to the participant in five (5) substantially equal annual installments beginning the first January following six months after the date of termination. During the period of the installment payments, the undistributed value of the participant’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten (10) year US Treasury Notes plus two percent (2%).

We believe the MSPP furthers our compensation objectives of aligning the interests of our executive officers and non-employee directors with stockholder interests by providing the executive officers and non-employee directors an opportunity to increase post-termination compensation as a result of increases in the Company’s share price over their careers.

Long-term Equity Incentive Plan. Our Omnibus Plan (described above) provides us with a vehicle to grant our executive officers equity based compensation. In 2004, our Board approved a plan to grant annual equity based incentive compensation awards to our executive officers (“LTIP”) each year for a period of five (5) years. These long-term equity based awards have a value, at the time the award is made, equal to the percentage of the executive officer’s base salary as identified in the table on page 7.

In 2009, our executive officers received awards of RSUs having a fair market value equal to the percentages of their base salaries identified in the table on page 7. The fair market value of the RSUs awarded in 2009 was determined using a 200-day rolling average price per share of the Company’s stock. Under the terms of these 2009 awards, vesting occurs at a rate of 25% per year for the Chief Executive Officer, Chief Financial Officer, Corporate Controller, and Senior Vice President of Human Resources and Organization Development and at 100% in one (1) year for the Chief Operating Officer, with issuance of shares at vesting.

In addition to the RSUs granted as a part of the long-term equity incentive plan, the Compensation Committee determined that it was in the interest of the Company to award an additional 100,000 RSUs to the Chief Operating Officer as an incentive to continue his employment with the Company. In making this determination, the Compensation Committee consulted with Towers Watson both as to the commercial reasonableness of the award to achieve the Company’s objective of extending the Chief Operating Officer’s commitment to the Company and as to the size of the award. Accordingly, upon recommendation of the Compensation Committee, the Board of Directors approved an award of 100,000 RSUs to the Chief Operating Officer in January 2009. Under the terms of this award, the RSUs vest at a rate of 33.3% per year.

During 2009, our Board approved a plan to replace the LTIP put in place in 2004. The new long-term equity incentive plan was designed to award the executive officers with long-term equity compensation based on the performance of the Company compared to a peer group as described on page 8 above. In September 2009, the Board approved the award of performance stock units (“PSUs”) that vest on December 31, 2011. The targeted compensation from the awards approximated 75% of each executive officer’s annual salary based on the 90-day average stock price as of the September 2009 grant date. The final number of PSUs earned by the executive officers will be determined based on the total shareholder returns generated by the Company relative to a peer group for three separate performance periods consisting of the years ended December 31, 2009, 2010, and 2011. During the first performance period, the year ended December 31, 2009, the executive officers earned 34% of the targeted compensation based on the Company’s performance compared to the group of peer companies. The PSUs will be converted to cash based on the trailing 90-day closing price of the Company’s common stock as of the last day of the third performance period and the executive officers will be paid in January 2012. The Board of Directors believes this compensation program more closely aligns executive officer compensation with the interest of the Company’s stockholders by emphasizing total shareholder return compared to a peer group of companies and retention of the Company’s executive management team. As a result of the grant of performance based awards, beginning in 2010 and thereafter, the executive officers will receive a reduced amount of RSUs that solely vest with the passage of time as shown in the table below:

		RSUs to be Awarded Annually
	RSUs Awarded Annually	During 2010 and Thereafter as a
	From 2005 to 2009 as a	Percentage of Base
Position	Percentage of Base Salary	Salary
Chief Executive Officer	180%	100%
Chief Operating Officer	133%	80%
Chief Financial Officer	75%	40%
Senior Vice President	35%	20%

Chief Executive Officer’s Discretionary Bonus. The Company has in the past, approved bonuses over and above those provided for by established Company incentive programs upon a review and approval by the Compensation Committee of recommendations made by the Company’s Chief Executive Officer. Those discretionary bonuses have only been approved on a limited basis and are based on the determination by the Chief Executive Officer that bonus recipients have made outstanding contributions to the Company. No discretionary bonuses were awarded for services performed by our executive officers in 2009.

Retirement Plans. All of our executive officers are entitled to participate in our Gibraltar 401(k) Plan. Prior to 2009, our executive officers were also entitled to participate in the Gibraltar 401(k) Restoration Plan (the “Restoration Plan”). The purpose of the Restoration Plan was to allow those employees who are considered “highly compensated” under IRS regulations to defer up to the IRS limit for 401(k) contributions allowed to non-highly compensated employees, with the Company providing a 50% match of up to 6% of compensation deferred both in the Gibraltar 401(k) Plan and the Restoration Plan. In November 2008, the Company increased its match under the Gibraltar 401(k) Plan and obtained safe harbor status, as a result of which “highly compensated” employees are no longer prohibited from deferring the maximum amount of compensation which is permitted to be deferred under the Internal Revenue Code. Effective January 1, 2009, the Restoration Plan was merged into the Gibraltar Deferred Compensation Plan (the “Deferred Compensation Plan”), and the ability of the executive officers to defer additional compensation was revoked.

The Deferred Compensation Plan is an unfunded plan of deferred compensation. As a result, all amounts previously deferred by our executive officers under the Deferred Compensation Plan are allocated to unfunded accounts for the executive officers. The amounts deferred by our executive officers under our Deferred Compensation Plan are paid in one lump sum. However, if the value of the unfunded account of any of our executive officers under the Deferred Compensation Plan exceeds $25,000, payment of the amount credited to their account in the Deferred Compensation Plan may be made in substantially equal annual installments over a period of no less than five (5) years and not more than ten (10) years if the officer makes an election to receive payment in installments. All amounts allocated to the account of our executive officers in the Deferred Compensation Plan are credited with interest annually at a rate equal to the average of the rate payable on ten (10) year U.S. Treasury Notes for the first week in January, April, July, and October, plus 1.5%.

Effective April 18, 2009, the Company suspended its 401(k) matching contribution indefinitely for all employees including the executive officers in an effort to reduce costs in response to the downturn in the economy. As of April 6, 2010, the Company match remains suspended for all employees.

When we review the targeted overall compensation of our executive officers, we factor in benefits to be received under the Gibraltar 401(k) Plan.

In 2004, our compensation consultant reported to our Compensation Committee that the retirement benefits provided for our Chief Executive Officer and our Chief Operating Officer were not competitive with our peers. As a result, in 2004 our Board approved a recommendation of our Compensation Committee to make a one time award of 150,000 RSUs to our Chief Executive Officer and 45,000 RSUs to our Chief Operating Officer to make the amount of the benefits they are entitled to receive at retirement more comparable to the retirement benefits provided to these executives by our peer group companies. These retirement-based RSUs were awarded in April 2005 and are reflected in the Outstanding Equity Awards at Fiscal Year End Table below. Payment under the terms of these awards is made in shares of Company stock equal in number to the RSUs contained in the Award. However, no shares of Company stock will be issued to our Chief Executive Officer pursuant to this award if he terminates his employment with the Company prior to age sixty (60).

Change in Control Benefits. Our executive officers have been a key ingredient in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive management are aligned with them. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change in control transactions that may be in the best interest of our stockholders.

Our Change in Control benefits provide for the protection of previously granted equity based incentive compensation and, in the case of our Chairman and Chief Executive Officer and our President and Chief Operating Officer, provide for a cash payment upon the consummation of the Change in Control transaction. Our Change in Control benefits were expanded on February 20, 2009 to provide for a cash payment to the Chief Financial Officer, Corporate Controller, and Senior Vice President of Human Resources and Organizational Development upon the consummation of a Change in Control transaction and termination of employment for these officers. The cash components of any change in control benefits are paid in one lump sum.

For more information concerning amounts our executive officers would be entitled to receive upon a termination of employment or change in control, see “Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Benefits. We annually review the perquisites that executive management receives. The Chief Executive Officer receives a tax gross up for income attributable to vesting of restricted stock issued in 2002, in accordance with the Company’s policy in effect when the restricted stock was issued. The executive officers are eligible to receive country club memberships and the Chief Executive Officer and Chief Operating Officer also receive business club memberships. Since our compensation plan provides for equity compensation to our executives which could lead to complicated tax issues, and because we believe that good financial and tax planning by experts reduces the amount of time and attention that senior management must spend on this topic, the executive officers are eligible to receive a payment for financial and tax planning. All of the executives also receive tax gross up payments for any of the following types of perquisites that they may receive: personal use of Company auto, the taxable portion of life insurance and business travel accident insurance, and the cost of executive physical examinations.

Generally Available Benefit Programs. The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include the pay in lieu of time off, medical and dental insurance, life insurance, a supplemental salary continuation plan providing supplemental short-term disability benefits, and to the extent resumed, the Company’s matching contribution to Gibraltar 401(k) Plan. Relocation benefits also are reimbursed but are individually negotiated when they occur.

Employment Agreements

CEO Employment Agreement. On August 21, 2007, the Company and its Chief Executive Officer entered into an Amended and Restated Employment Agreement, which provides for the following: (1) the term of the Chief Executive Officer’s employment will be one year with automatic annual renewals on January 1 of each year unless the Chief Executive Officer is provided with notice from the Company that it is electing not to renew his employment on or before the preceding September 1; (2) the Chief Executive Officer’s annual base salary will be $650,000, as adjusted, from time to time, by the Compensation Committee (adjusted to $680,000 during 2008); (3) the Chief Executive Officer will be eligible to receive an annual bonus under the MICP and long-term incentive compensation as determined under the LTIP; (4) the Chief Executive Officer will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; (5) upon a termination of the Chief Executive Officer’s employment by the Company, without cause, or by the Chief Executive Officer for a good reason, the Chief Executive Officer will be entitled to a severance benefit paid in one lump sum in an amount equal to two and one half times the sum of his base salary and bonuses paid during the preceding twelve months; and (6) the Chief Executive Officer’s right to receive shares of common stock of the Company pursuant to RSU awards made under the terms of the Omnibus Plan cannot be forfeited after the Chief Executive Officer’s right to receive such shares has become vested.

COO Employment Agreement. On August 21, 2007, the Company also entered into an employment agreement with the Company’s President and Chief Operating Officer, which provides for the following: (1) the term of the Chief Operating Officer’s employment will be three years with automatic annual renewals beginning on January 1, 2011 unless the Company provides the Chief Operating Officer notice that it is electing not to renew the Chief Operating Officer’s employment on or before the preceding September 1; (2) the Chief Operating Officer’s annual base salary will be $550,000, as adjusted, from time to time, by the Compensation Committee (adjusted to $577,500 during 2008); (3) the Chief Operating Officer will be eligible to receive an annual bonus under the MICP and long-term incentive compensation as determined under the LTIP; (4) the Chief Operating Officer will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; (5) upon a termination of the Chief Operating Officer’s employment by the Company, without cause, or by the Chief Operating Officer for a good reason, the Chief Operating Officer will be entitled to a severance benefit paid in one lump sum in an amount equal to two and one half times the sum of the Chief Operating Officer’s base salary and bonuses paid during the preceding twelve months; and (6) the Chief Operating Officer’s right to receive shares of common stock of the Company pursuant to RSU awards made under the terms of the Omnibus Plan cannot be forfeited after the Chief Operating Officer’s right to receive such shares has become vested.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company’s other executive officers, the Section 162(m) limitation resulted in a disallowance of approximately $1,173,000 in compensation expense in 2009. The Compensation Committee plans to monitor this matter periodically and to take such actions as are appropriate to minimize the impact of this statute, to the extent that there is no adverse effect on the Company’s ability to provide incentive compensation based on the Company’s financial performance. Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. During 2008, the Company modified the structure of its non-qualified deferred compensation arrangements to comply with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis section of this Definitive Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K filed February 25, 2010 and in this Definitive Proxy Statement.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF GIBRALTAR
INDUSTRIES, INC.

William J. Colombo
William P. Montague
Robert E. Sadler, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

			Stock Awards			Change in
						Pension Value
			Restricted	Performance	Non-Equity	and Nonquali-
			Stock	Stock	Incentive	fied Deferred
			Unit	Unit	Plan	Compensation	All Other
			Awards	Awards	Compensation	Earnings	Compensation
Name	Year	Salary (2)	(3)	(4)	(5)	(6)	(7)	Total
Brian J. Lipke	2009	$612,000	$782,433	$2,514,600	$376,615	$77,240	$88,671	$4,451,559
	2008	$665,000	$762,940	—	$732,329	$72,248	$168,883	$2,401,400
	2007	$650,000	$917,717	—	$391,073	$30,920	$173,288	$2,162,998

Henning N. Kornbrekke	2009	$519,750	$1,679,986	$2,095,500	$266,538	$(141,593)	$68,109	$4,488,290
	2008	$563,750	$476,994	—	$518,284	$(125,137)	$62,535	$1,496,426
	2007	$550,000	$573,804	—	$275,796	$80,984	$121,341	$1,601,925

Kenneth W. Smith (1)	2009	$325,000	$224,521	$1,047,750	$120,000	$79,556	$68,165	$1,864,992
	2008	$256,250	$206,240	—	$175,005	—	$29,876	$667,371

Timothy J. Heasley	2009	$205,000	$45,872	$628,650	$44,154	—	$49,837	$973,513
	2008	$202,500	$45,639	—	$85,857	—	$35,747	$369,743
	2007	$200,000	$54,909	—	$46,795	—	$34,572	$336,276

Paul M. Murray	2009	$180,000	$40,271	$628,650	$38,769	$(7,901)	$43,887	$923,676
	2008	$175,000	$38,800	—	$75,387	$(4,029)	$47,014	$332,172
	2007	$170,000	$46,662	—	$39,776	$26,715	$42,376	$325,529

(1)	Mr. Smith was appointed to Senior Vice President and Chief Financial Officer in March 2008.

(2)	Includes amounts, if any, deferred at the direction of the executive officer.

(3)	This column represents the grant date fair value of restricted stock units granted that year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock units, fair value is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant. During 2009, the Compensation Committee determined that it was in the interest of the Company to award an additional 100,000 RSUs to Mr. Kornbrekke as an incentive to continue his employment with the Company in addition to awards granted under the Long-term Equity Incentive Plan.

(4)	This column represents the grant date fair value of performance stock units granted in that year for performance over the three annual performance periods ending December 31, 2011. The actual number of units earned could vary significantly from target. Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray received 180,000, 150,000, 75,000, 45,000, and 45,000 performance stock units, respectively, with an estimated grant date fair value of $13.97 per unit. Pursuant to SEC rules, 2009 compensation was measured using all three performance periods due to the awards being granted in September 2009. The amounts shown above exclude the impact of estimated forfeitures related to service-based vesting conditions. For performance stock units, grant date fair value was estimated using an equity basket model using a forward Monte Carlo simulation. Performance stock units were granted to the executive officers in 2009 as a part of the long-term equity incentive compensation plan as discussed above. The 2009 award of performance stock units vest December 31, 2011. Therefore, the actual compensation payable under these performance stock units, which may differ materially from the grant date fair value, will be earned over the next three years and provides the executive officers with incentive to continue their employment with the Company as well as an incentive to improve total shareholder return and the stock price of the Company’s outstanding shares. During the first annual performance period ended December 31, 2009, Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray earned 34% of the targeted award for that year. The following table provides an estimate of the compensation earned during 2009 using the actual number of performance stock units earned during the 2009 performance period and the trailing 90-day closing price of the Company’s common stock as of December 31, 2009:

	Targeted
	Performance Stock	Actual Performance	Trailing 90-Day
	Units to be Awarded	Stock Units Awarded	Closing Price of	Estimated Payment
	During the	During the	the Company’s	Earned During the
	Performance Period	Performance Period	Common Stock at	Performance Period
	Ended December 31,	Ended December 31,	December 31,	Ended December 31,
Name	2009	2009	2009	2009
Brian J. Lipke	60,000	20,400	$14.55	$296,820

Henning N. Kornbrekke	50,000	17,000	$14.55	$247,350

Kenneth W. Smith	25,000	8,500	$14.55	$123,675

Timothy J. Heasley	15,000	5,100	$14.55	$74,205

Paul M. Murray	15,000	5,100	$14.55	$74,205

Beginning in 2010 and thereafter, the executive officers will receive a reduced number of restricted stock units that vest upon the passage of time to counterbalance the creation of the performance stock unit award program. The reduction of awards that vest upon the passage of time in favor of performance stock unit awards along with the Company’s non-equity Management Incentive Compensation Plan which is also performance driven, places a substantial portion of the executive officers’ compensation at risk which further aligns management’s interests with stockholders’ interests and conforms with best practices.

(5)	This column represents the amounts earned under the Management Incentive Compensation Plan for the respective years. Messrs. Kornbrekke, Smith, and Murray deferred a portion of their earnings from this plan into the Management Stock Purchase Plan (MSPP) for all years they received compensation under this plan.

(6)	This column represents the change in pension value for Mr. Lipke, which is included in the Pension Benefits Table and the Company contributions to, and earnings or (losses) from, the nonqualified deferred compensation plans for each of the named executives, which is included in the Nonqualified Deferred Compensation Table.

(7)	The amounts shown for 2009 include tax gross up payments to Mr. Lipke related to restricted shares issued under the Restricted Stock Plan of $36,288; payment of club dues for Messrs. Lipke, Kornbrekke, Heasley, and Murray of $14,646, $12,068, $4,306, and $4,784, respectively; payments for the personal use of Company autos of $5,240, $3,545, $14,058, $7,727, and $4,787 for Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray, respectively; financial and tax planning reimbursement to Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray of $12,500, $12,500, $8,333, $8,333, and $8,333, respectively; matching contributions for the 401(k) accounts of Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray of $6,671, $6,985, $6,277, $3,029, and $4,000, respectively; payments to Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray for pay in lieu of time off of $3,923, $8,883, $11,000, $6,308, and $6,923, respectively; payments of $8,164 to Mr. Smith for incidental moving expenses; payments to Messrs. Kornbrekke, Smith, Heasley, and Murray for executive physicals of $3,325, $3,782, $5,342, and $2,567, respectively; the incremental cost of life insurance premiums for Mr. Lipke; and other payments to the named executives for supplemental health insurance premiums, life insurance premiums, and travel accident insurance, none of which exceeded $25,000 or 10% of the amount of total perquisites; and tax gross ups to Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray of $4,164, $7,035, $11,531, $8,789, and $6,167, respectively, related to payments for the taxable portion of premiums for life insurance, personal use of Company autos, the taxable portion of travel accident insurance, and the cost of executive physicals.

The amounts shown for 2008 include tax gross up payments to Mr. Lipke related to restricted shares issued under the Restricted Stock Plan of $103,624; the incremental cost of life insurance premiums for Mr. Lipke; payments to Mr. Smith for incidental moving expenses; payments to Messrs. Kornbrekke, Heasley, and Murray for executive physicals; matching contributions for the 401(k) accounts of Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray; payment of club dues for Messrs. Lipke, Kornbrekke, Heasley, and Murray; and other payments to the named executives for pay in lieu of time off, financial and tax planning, supplemental health insurance premiums, personal use of Company autos, life insurance premium and travel accident insurance, none of which exceeded $25,000 or 10% of the amount of total perquisites; and tax gross ups to Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray of $6,490, $3,392, $511, $2,818 and $4,180, respectively, related to payments for the taxable portion of life insurance premiums, personal use of Company autos, the taxable portion of travel accident insurance and the cost of executive physicals.

The amounts shown for 2007 include tax gross up payments to Messrs. Lipke and Kornbrekke related to restricted shares issued under the Restricted Stock Plan of $105,728 and $26,058, respectively; payment to Mr. Kornbrekke of $36,348 for initiation fees and club dues; the incremental cost of life insurance premiums for Mr. Lipke; payment to Mr. Heasley for incidental moving expenses; payments to Messrs. Kornbrekke, Heasley, and Murray for executive physicals; matching contributions for the 401(k) accounts of Messrs. Lipke, Kornbrekke, and Murray; payment of club dues for Messrs. Lipke, Heasley, and Murray; and other payments to the named executives for pay in lieu of time off, financial and tax planning, supplemental health insurance premiums, personal use of Company autos, life insurance premium and travel accident insurance, none of which exceeded $25,000 or 10% of the amount of total perquisites; and tax gross ups to Messrs. Lipke, Kornbrekke, Heasley, and Murray of $5,487, $5,875, $3,253, and $3,336, respectively, related to payments for personal use of Company autos, the taxable portion of business travel accident insurance and the cost of executive physicals. The tax gross up payment for Mr. Heasley also includes an amount for the taxable portion of incidental moving expenses.

Grants of Plan-Based Awards

								All Other
								Stock	All Other
								Awards:	Option
		Estimated Future Payouts			Estimated Future Payouts			Number	Awards:	Exercise
		Under Non-Equity			Under Equity			of Shares	Number of	or Base
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			of	Securities	Price of
	Grant							Stock or	Underlying	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Brian J. Lipke		$—	$612,000	N/A	$—	$2,514,600	N/A		—	$—
	Jan. 5, 2009(3)							65,806

Henning N. Kornbrekke		$—	$433,125	N/A	$—	$2,095,500	N/A		—	$—
	Jan. 5, 2009(3)							41,294
	Jan. 5, 2009(3)							100,000	—	$—
	Feb. 27, 2009(4)							35,318

Kenneth W. Smith		$—	$195,000	N/A	$—	$1,047,750	N/A		—	$—
	Jan. 5, 2009(3)							13,105
	Jan. 26, 2009(3)							6,457
	Feb. 27, 2009(4)							11,926
	Mar. 31, 2009(4)							2,106
	Jun. 30, 2009(4)							3,264
	Sep. 30, 2009(4)							3,189
	Dec. 31, 2009(4)							3,119

Timothy J. Heasley		$—	$71,750	N/A	$—	$628,650	N/A		—	$—
	Jan. 5, 2009(3)							3,858

Paul M. Murray		$—	$63,000	N/A	$—	$628,650	N/A		—	$—
	Jan. 5, 2009(3)							3,387
	Feb. 27, 2009(4)							5,137

(1)	Estimated future payouts represent the amount that was payable under the annual Management Incentive Compensation Plan for performance in 2009. There is no maximum amount of payment under this plan although the Compensation Committee and Board of Directors have the authority to use discretion and change the amount of the award if compensation under the plan results in unintended consequences.

(2)	Estimated future payouts represent the targeted amount payable under the long-term equity compensation plan due to the award of performance stock units on September 14, 2009. Messrs. Lipke, Kornbrekke, Smith, Heasley, and Murray received 180,000, 150,000, 75,000, 45,000, and 45,000 performance stock units, respectively, with an estimated grant date fair value of $13.97 per unit. The estimated grant date fair value was estimated using an equity basket model using a forward Monte Carlo simulation. The number of units that will actually form the basis of the final award will be based upon a comparison of the total shareholder return generated by the Company during three performance periods consisting of the years ended December 31, 2009, 2010, and 2011 and the total shareholder return of the peer group defined on page 8. The final award will be settled in cash based upon the 90-day rolling average of the Company’s stock price as of December 31, 2011. There is no maximum amount of payment under this plan although the Compensation Committee and Board of Directors have the authority to use discretion and change the amount of the award if compensation under the plan results in unintended consequences. Refer to footnote 4 on page for the actual number of units earned under the first annual performance period ended December 31, 2009.

(3)	Consists of restricted stock units issued under the Company’s Long-term Incentive Plan that convert to shares upon vesting.

(4)	Consists of restricted stock units issued under the Management Stock Purchase Plan and salary deferrals. Of the restricted stock units issued in 2009, 17,659, 5,963, and 2,569 units issued to Messrs. Kornbrekke, Smith, and Murray, respectively, represent units purchased through deferral of bonus; 7,785 units issued to Mr. Smith represent units purchased through deferral of salary; and 17,659, 9,856, and 2,568 units issued to Messrs. Kornbrekke, Smith, and Murray, respectively represent the Company’s match. These restricted stock units convert to a hypothetical cash account upon vesting, which occurs upon both the attainment of age sixty (60) and termination of employment. If employment is terminated prior to the executive officer attaining sixty (60) years of age, matching units are forfeited. Upon termination of employment the balance in the hypothetical cash account is paid out over five (5) years.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have not	that Have
Name	Exercisable	Unexercisable	Options	Price	Date	Vested(1)	Vested	Vested(2)	Not Vested
Brian J. Lipke	18,750	—	—	$9.38	7/18/2010	301,241	$4,738,521	180,000	$2,471,400

Henning N. Kornbrekke	—	—	—	$—	—	145,000	$2,280,850	150,000	$2,059,500

Kenneth W. Smith	—	—	—	$—	—	28,310	$445,316	75,000	$1,029,750

Timothy J. Heasley	—	—	—	$—	—	7,902	$124,298	45,000	$617,850

Paul M. Murray	536	—	—	$21.75	4/6/2015	6,828	$107,404	45,000	$617,850

(1)	Restricted shares and stock units vest as follows: Mr. Lipke — 18,000 shares vesting at a rate of 33.3% a year beginning May 21, 2010, 150,000 units that vest upon attainment of his 60th birthday on July 31, 2011 and retirement from the Company, 9,168 units that vest on March 1, 2010, 19,864 units vesting at a rate of 50% a year beginning on April 17, 2010, 38,403 units vesting at a rate of 33.3% a year beginning on January 2, 2010, and 65,806 units vesting at a rate of 25% a year beginning January 5, 2010; Mr. Kornbrekke — 45,000 units that vest upon retirement from the Company and 100,000 units vesting at a rate of 33.3% a year beginning January 5, 2010; Mr. Smith — 11,929 units vesting at a rate of 33.3% a year beginning on June 8, 2010 and 16,381 units vesting at a rate of 25% a year beginning January 5, 2010; Mr. Heasley — 557 units that vest on January 1, 2010, 1,189 units vesting at a rate of 50% a year beginning April 17, 2010, 2,298 units vesting at a rate of 33.3% a year beginning on January 2, 2010, and 3,858 units vesting at a rate of 25% a year beginning on January 5, 2010; and Mr. Murray — 478 units that vest on March 1, 2010, 1,010 units vesting at rate of 50% a year beginning April 17, 2010, 1,953 units vesting at a rate of 33.3% a year beginning January 2, 2010, and 3,387 units vesting at a rate of 25% a year beginning on January 5, 2010.

(2)	Represents the performance stock units granted on September 14, 2009 assuming performance meets the target. The performance stock units vest on December 31, 2011 when the awards will be converted to cash and paid out in January 2012. The number of units that will actually form the basis of the final award will be based upon a comparison of the total shareholder return generated by the Company during three performance periods consisting of the years ended December 31, 2009, 2010, and 2011 and the total shareholder return of the peer group defined on page 8. The targeted award is achieved upon the Company generating a total stockholder return equal to the median total shareholder return of the peer group during each performance period. The final award will be settled in cash based upon the 90-day rolling average of the Company’s stock price as of December 31, 2011. The estimated fair value as of December 31, 2009 disclosed above was estimated using an amount of $13.73 per awarded unit based on an equity basket model using a forward Monte Carlo simulation. Refer to footnote 4 on page 13 for the actual number of units awarded under the performance period ended December 31, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting(1)	Vesting
Brian J. Lipke	—	$—	71,658	$502,682

Henning N. Kornbrekke	—	$—	112,846	$1,108,440

Kenneth W. Smith	—	$—	3,975	$34,567

Timothy J. Heasley	—	$—	1,916	$19,415

Paul M. Murray	—	$—	3,234	$22,747

(1)	Reflects vesting of 6,000 restricted shares for Mr. Lipke and vesting of 65,658 restricted stock units for Mr. Lipke of which 21,801 were returned to the Company to satisfy statutory minimum income tax withholdings; 112,846 restricted stock units for Mr. Kornbrekke of which 41,637 were returned to the Company to satisfy statutory minimum income tax withholdings; 3,975 restricted stock units for Mr. Smith of which 1,344 were returned to the Company to satisfy statutory minimum income tax withholdings; 1,916 restricted stock units for Mr. Heasley of which 730 were returned to the Company to satisfy statutory minimum income tax withholdings; and 3,234 restricted stock units for Mr. Murray of which 712 were returned to the Company to satisfy statutory minimum income tax withholdings.

Pension Benefits

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Brian J. Lipke	Salary Continuation Agreement	17	$614,303 (1)	$—

Henning N. Kornbrekke	—	—	$—	$—

Kenneth W. Smith	—	—	$—	$—

Timothy J. Heasley	—	—	$—	$—

Paul M. Murray	—	—	$—	$—

(1)	Reflects the present value of benefits payable under the terms of the Salary Continuation Agreement between the Company and Mr. Lipke dated March 1, 1996. This Agreement provides for payment of $100,000 per year for a period of ten (10) years upon Mr. Lipke’s retirement at or after age sixty (60). Payments are to be made in equal monthly installments. In the event of the death of Mr. Lipke prior to his retirement, payments are to be made to Mr. Lipke’s spouse.

Nonqualified Deferred Compensation

					Aggregate
	Executive		Registrant		Earnings	Aggregate	Aggregate
	Contributions in		Contributions in		(Losses) in	Withdrawals/	Balance at
Name	Last FY		Last FY (3)		Last FY (3)	Distributions	Last FYE
Brian J. Lipke	$—		$—		$96 (1)	$—	$15,997

Henning N. Kornbrekke	$—		$—		$172 (1)	$—	$23,891
	$259,143	(2)	$259,143	(2)	$(400,908)	$—	$1,006,514

Kenneth W. Smith	$168,753	(2)	$128,128	(2)	$(48,572)	$—	$248,309 (4)

Timothy J. Heasley	$—		$—		$—	$—	$—

Paul M. Murray	$—		$—		$173 (1)	$—	$28,624
	$37,694	(2)	$37,694	(2)	$(45,768)	$—	$115,060 (4)

(1)	Represents the associated earnings on the balance of each participating executive officer’s account under the Gibraltar 401(k) Restoration Plan during 2009.

(2)	Represents the amount of the annual incentive compensation award earned under the Management Incentive Plan Compensation during 2008 and a portion of executive officers’ salaries that were deferred into the Management Stock Purchase Plan during 2009 along with the match from the Company that was made during 2009.

(3)	Amounts reported are included as compensation in the Summary Compensation Table above.

(4)	Amount includes $103,679 and $57,530 for Messrs. Smith and Murray, respectively, that will vest on their sixtieth (60th) birthday if they continue their employment through such date.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Our Chief Executive Officer and Chief Operating Officer employment agreements provide that they will receive a lump sum severance payment equal to 2.5 times the sum of their respective base salary and all bonuses they received in the twelve (12) months preceding their termination under certain circumstances. Our Chief Executive Officer also has a salary continuation agreement with the Company which provides for payment to the Chief Executive Officer of $100,000 per year for a period of ten (10) years upon his retirement at or after age sixty (60). This salary continuation agreement was made in 1996.

The awards of restricted stock units (“RSUs”) which the Company has made to its executive officers under the Long-term Equity Incentive Plan (see Compensation Discussion and Analysis above) provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is terminated by the Company without cause or by the Chief Executive Officer or Chief Operating Officer for “good reason”. Similarly, the RSUs awarded to the Chairman and Chief Executive Officer and the President and Chief Operating Officer to make their retirement benefits more competitive (see Compensation Discussion and Analysis above) provide that their RSUs will be paid in shares of the Company’s stock if their employment is terminated by the Company without cause. In each case, a termination without cause will be considered to have occurred if the executive officer is terminated for any reason other than a determination by the Compensation Committee that the executive officer has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business.

The awards of performance stock units (“PSUs”) which the Company has made to its executive officers under the Long-term Equity Incentive Plan (see Compensation Discussion and Analysis above) provide that if employment of an executive officer is terminated after the executive officer has attained age 62 and completed at least seven (7) years of service to the Company, the executive officer will be entitled to payment for the PSUs earned prior to termination. Additionally, the awards of PSUs provide that if a change in control of the Company occurs, the executive officers will be entitled to payment for PSUs earned prior to the change in control together with payment, at the targeted performance level, for performance periods ending after the date the change in control occurs.

The Company has also entered into change in control agreements (the “Change in Control Agreements”) with the Chairman and Chief Executive Officer and the President and Chief Operating Officer. Upon the occurrence of a change in control, the Chairman and Chief Executive Office is entitled to receive a lump sum severance payment equal to 350% of his annual cash compensation and the President and Chief Operating Officer is entitled to receive a lump sum severance payment equal to 300% of his annual cash compensation. The change in control payments to these executives are made whether or not their employment is terminated as a result of the change in control.

Effective February 20, 2009, the Company entered into Change in Control Agreements with the Senior Vice President and Chief Financial Officer; Senior Vice President, Corporate Controller, and Secretary; and Senior Vice President of Human Resources and Organizational Development. These Change in Control Agreements provide for a cash payment upon the consummation of a change in control transaction and termination of employment for these executive officers. The Senior Vice President and Chief Financial Officer is entitled to receive a lump sum severance payment equal to 200% of his annual cash compensation and the Senior Vice President, Corporate Controller, and Secretary and Senior Vice President of Human Resources and Organizational Development are entitled to receive lump sum severance payments equal to 100% of their annual cash compensation.

The Change in Control Agreements define annual cash compensation as the sum of (i) the executive’s annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and (ii) the highest annual bonus paid to him during the three (3) years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company. The Company would reimburse the excise tax payments made by the executive as a result of payments made as a result of the Change in Control Agreements, including taxes the executive would incur on the reimbursement itself.

In all Change in Control Agreements, a change in control will be deemed to occur if: (i) any person or group, other than members of the Lipke family, acquires 35% or more of the common stock of our Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; (iii) we enter into certain merger or consolidation transactions; or (iv) we enter into a contract in which we agree to merge or consolidate, and the executive’s employment is terminated without cause or the executive resigns for good reason.

The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2009, on which date, the closing price per share of the Company’s stock was $15.73. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2009 and that, at the time of such retirement, he satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program.

Payments upon Termination of Employment

Brian J. Lipke

		Voluntary		Termination
	Voluntary	Termination for		Without	Termination
Source of Payment	Termination	Good Reason	Retirement	Cause	for Cause	Death	Disability
Employment Agreement (1)	$—	$3,542,195	$11,372	$3,542,195	$—	$952,000	$553,572
Salary Continuation Agreement (2)	$—	$—	$1,000,000	$—	$—	$1,000,000	$—
Outstanding Shares of Restricted Stock (3)	$—	$—	$283,140	$—	$—	$283,140	$283,140
Long-term Incentive Plan (4)	$119,063	$4,574,444	$2,478,563	$2,214,944	$—	$4,574,444	$4,574,444
Non-equity Incentive Compensation (5)	$—	$—	$376,615	$—	$—	$376,615	$376,615
401(k) Restoration Plan (6)	$15,997	$15,997	$15,997	$15,997	$15,997	$15,997	$15,997
Tax Gross Up Payment (7)	$—	$1,671,077	$1,871,607	$—	$—	$1,871,607	$1,871,607
Total	$135,060	$9,803,713	$6,037,294	$5,773,136	$15,997	$9,073,803	$7,675,375

(1)	The amount shown under the voluntary termination for good reason and the termination without cause columns represent the sum of the one-time payment of $3,530,823 that would be made upon Mr. Lipke’s termination for those reasons and the current year value of the annual health insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one-time payment that would be made in the event of his death. The amount shown under the disability column represents the current value of the annual payment and annual health insurance benefits provided for by Mr. Lipke’s employment agreement. The disability payment of $542,200, calculated as defined in his employment agreement, is payable annually for the remainder of Mr. Lipke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension, or profit sharing plans maintained by the Company. Annual payment of health insurance premiums, at a current cost of $11,372 per year would continue for Mr. Lipke if he voluntarily terminates for good reason, was terminated without cause, or becomes disabled.

(2)	The amounts shown in this row are payable in ten (10) equal annual installments of $100,000 upon Mr. Lipke’s retirement at or after age sixty (60) or his death.

(3)	The amounts shown in this row represent the market value of restricted shares that would vest upon occurrence of the events in each column as of December 31, 2009.

(4)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2009. The actual payment occurs six (6) months after the event occurs, except for death, in which case payment is immediate.

(5)	The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2009 which was paid to Mr. Lipke on February 26, 2010.

(6)	The amounts represent the balance of Mr. Lipke’s 401(k) Restoration Plan account as of December 31, 2009, which may be paid six (6) months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Lipke’s death, in which case the amount would be paid immediately.

(7)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

Henning N. Kornbrekke

		Voluntary		Termination
	Voluntary	Termination for		Without	Termination
Source of Payment	Termination	Good Reason	Retirement	Cause	for Cause	Death	Disability
Employment Agreement (1)	$—	$2,748,159	$8,694	$2,748,159	$—	$1,046,719	$415,345
Management Stock Purchase Plan (2)	$1,006,514	$1,006,514	$1,006,514	$1,006,514	$1,006,514	$1,006,514	$1,006,514
Long-term Incentive Plan (3)	$955,200	$2,528,200	$955,200	$2,528,200	$955,200	$2,528,200	$2,528,200
Non-equity Incentive Compensation (4)	$—	$—	$466,442	$—	$—	$466,442	$466,442
401(k) Restoration Plan (5)	$23,891	$23,891	$23,891	$23,891	$23,891	$23,891	$23,891
Tax Gross Up Payment (6)	$472,097	$472,097	$472,097	$472,097	$472,097	$472,097	$472,097
Total	$2,457,702	$6,778,861	$2,932,837	$6,778,861	$2,457,702	$5,543,862	$4,912,489

(1)	The amount shown under the voluntary termination for good reason and the termination without cause columns represent the sum of the one-time payment of $2,739,465 that would be made upon Mr. Kornbrekke’s termination for those reasons and the current year value of the annual health insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one-time payment that would be made in the event of his death. The amount shown under the disability column represents the current value of the annual payment and annual health insurance benefits provided for by Mr. Kornbrekke’s employment agreement. The disability payment of $406,651, calculated as defined in his employment agreement, is payable annually for the remainder of Mr. Kornbrekke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension or profit sharing plans maintained by the Company. Annual payment of health insurance premiums, currently valued at $8,694, would continue for Mr. Kornbrekke if he voluntarily terminates for good reason, was terminated without cause, or becomes disabled.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in five (5) annual installments, with interest compounding at the average of quarterly ten (10) year treasury rates plus two percent (2%). Mr. Kornbrekke is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)	The amounts shown it this row represent the market value of restricted stock units and performance stock units that would vest upon the occurrence of the events in each column as of December 31, 2009. The actual payment occurs six (6) months after the event occurs, except for death, in which case payment is immediate.

(4)	The amount shown in this row represent the amount earned under the Management Incentive Compensation Program for 2009 which was deferred into the Management Stock Purchase Plan by Mr. Kornbrekke on February 26, 2010 and therefore includes the vested Company match as Mr. Kornbrekke is over sixty (60).

(5)	The amounts represent the balance of Mr. Kornbrekke’s 401(k) Restoration Plan account as of December 31, 2009, which may be paid six (6) months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Kornbrekke’s death, in which case the amount would be paid immediately.

(6)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

Kenneth W. Smith

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$6,250
Management Stock Purchase Plan (2)	$144,630	$248,309	$144,630	$144,630	$144,630	$144,630
Long-term Incentive Plan (3)	$—	$—	$445,316	$—	$445,316	$445,316
Non-equity Incentive Compensation (4)	$—	$210,000	$120,000	$—	$120,000	$120,000
Total	$144,630	$458,309	$709,946	$144,630	$709,946	$716,196

(1)	The amount shown under the disability column represents the payment Mr. Smith would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Smith qualifies for one (1) week of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in five (5) annual installments, with interest compounding at the average of quarterly ten (10) year treasury rates plus two percent (2%). Mr. Smith is not over sixty (60) years old, and therefore will not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Smith is sixty (60) years of age.

(3)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2009. The actual payment occurs six (6) months after the event occurs, except for death, in which case payment is immediate.

(4)	The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2009 which was deferred into the Management Stock Purchase Plan by Mr. Smith on February 26, 2010 and therefore the amount in the retirement column includes the Company match as we assume Mr. Smith is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a pro rated basis when their employment is terminated without cause.

Timothy J. Heasley

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$15,769
Long-term Incentive Plan (2)	$—	$—	$124,298	$—	$124,298	$124,298
Non-equity Incentive Compensation (3)	$—	$44,154	$44,154	$—	$44,154	$44,154
Total	$—	$44,154	$168,452	$—	$168,452	$184,222

(1)	The amount shown under the disability column represents the payment Mr. Heasley would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Heasley qualifies for four (4) weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2009. The actual payment occurs six (6) months after the event occurs, except for death, in which case payment is immediate.

(3)	The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2009 which was paid to Mr. Heasley on February 26, 2010. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a pro rated basis when their employment is terminated without cause.

Paul M. Murray

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$55,385
Management Stock Purchase Plan (2)	$57,530	$115,060	$57,530	$57,530	$57,530	$57,530
Long-term Incentive Plan (3)	$—	$—	$107,405	$—	$107,405	$107,405
Non-equity Incentive Compensation (4)	$—	$67,846	$38,769	$—	$38,769	$38,769
401(k) Restoration Plan (5)	$28,624	$28,624	$28,624	$28,624	$28,624	$28,624
Total	$86,154	$211,530	$232,328	$86,154	$232,328	$287,713

(1)	The amount shown under the disability column represents the payment Mr. Murray would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Murray qualifies for sixteen (16) weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in five (5) annual installments, with interest compounding at the average of quarterly ten (10) year treasury rates plus two percent (2%). Mr. Murray is not over sixty (60) years old, and therefore will not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Murray is sixty (60) years of age.

(3)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2009. The actual payment occurs six (6) months after the event occurs, except for death, in which case payment is immediate.

(4)	The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2009 which was deferred into the Management Stock Purchase Plan by Mr. Murray on February 26, 2010 and therefore the amount in the retirement column includes the Company match as we assume Mr. Murray is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a pro rated basis when their employment is terminated without cause.

(5)	The amounts represent the balance of Mr. Murray’s 401(k) Restoration Plan account as of December 31, 2009, which may be paid six (6) months after the event in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Murray’s death, in which case the amount would be paid immediately.

Payments upon Change in Control

The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements described above. For purposes of the payments to be made upon a change in control, the table reflects the amounts which would be paid to the executive officers if the change in control occurred and the executive officers were terminated on December 31, 2009, on which date, the closing price per share of the Company’s stock was $15.73.

Brian J. Lipke

	Value of					401(k)
Lump Sum	Outstanding	Value of	Value of	Value of	Value of	Restoration	Non-equity	Tax
Cash	Restricted	Outstanding	Retirement	LTIP	LTIP	Plan	Incentive	Gross Up
Payment	Stock	Options	RSUs	RSUs(1)	PSUs(2)	Payment	Compensation	Payment(3)	Total

$4,705,152	$283,140	$119,063	$2,359,500	$5,155,881	$1,992,276	$15,997	$376,615	$5,847,309	$20,854,933

(1)	Represents the value of LTIP RSUs currently issued of $2,095,881 and the value of LTIP RSUs that would be issued upon a change in control of $3,060,000.

(2)	Represents the value of LTIP PSUs that were earned in performance period ended December 31, 2009 of $289,476 and the value of unearned LTIP PSUs at target for the performance periods ended December 31, 2011 and 2012 of $1,702,800.

(3)	Represents a tax gross up payment of $1,838,899 related to Mr. Lipke’s Retirement restricted stock units, a tax gross up payment of $220,668 related to restricted stock, and a payment of $3,787,742 related to the gross up of the excise tax due on the change in control payments.

Henning N. Kornbrekke

401(k)
Lump Sum	Value of	Value of	Value of	Value of	Restoration	Non-equity	Tax
Cash	Retirement	MSPP	LTIP	LTIP	Plan	Incentive	Gross Up
Payment	RSUs	RSUs	RSUs(1)	PSUs(2)	Payment	Compensation	Payment(3)	Total
$3,287,352	$707,850	$1,006,514	$3,883,000	$1,660,230	$23,891	$466,442	$2,824,054	$13,859,333

(1)	Represents the value of LTIP RSUs currently issued of $1,573,000 and the value of LTIP RSUs that would be issued upon a change in control of $2,310,000.

(2)	Represents the value of LTIP PSUs that were earned in performance period ended December 31, 2009 of $241,230 and the value of unearned LTIP PSUs at target for the performance periods ended December 31, 2011 and 2012 of $1,419,000.

(3)	Represents a tax gross up payment of $519,990 related to Mr. Kornbrekke’s Retirement restricted stock units and a payment of $2,304,064 related to the gross up of the excise tax due on the change in control payments.

Kenneth W. Smith

Lump Sum	Value of	Value of	Value of	Non-equity	Tax
Cash	MSPP	LTIP	LTIP	Incentive	Gross Up
Payment	RSUs	RSUs(1)	PSUs(2)	Compensation	Payment	Total
$1,000,012	$248,309	$1,095,395	$830,115	$120,000	$748,128	$4,041,959

(1)	Represents the value of LTIP RSUs currently issued of $445,395 and the value of LTIP RSUs that would be issued upon a change in control of $650,000.

(2)	Represents the value of LTIP PSUs that were earned in performance period ended December 31, 2009 of $120,615 and the value of unearned LTIP PSUs at target for the performance periods ended December 31, 2011 and 2012 of $709,500.

Timothy J. Heasley

Lump Sum	Value of	Value of	Non-equity	Tax
Cash	LTIP	LTIP	Incentive	Gross Up
Payment	RSUs(1)	PSUs(2)	Compensation	Payment	Total
$290,857	$329,298	$498,069	$44,154	$—	$1,162,378

(1)	Represents the value of LTIP RSUs currently issued of $124,298 and the value of LTIP RSUs that would be issued upon a change in control of $205,000.

(2)	Represents the value of LTIP PSUs that were earned in performance period ended December 31, 2009 of $72,369 and the value of unearned LTIP PSUs at target for the performance periods ended December 31, 2011 and 2012 of $425,700.

Paul M. Murray

401(k)
Lump Sum	Value of	Value of	Value of	Value of	Restoration	Non-equity	Tax
Cash	Outstanding	MSPP	LTIP	LTIP	Plan	Incentive	Gross Up
Payment	Options	RSUs	RSUs(1)	PSUs(2)	Payment	Compensation	Payment	Total
$255,387	$—	$115,060	$287,404	$498,069	$28,624	$38,769	$—	$1,223,313

(1)	Represents the value of LTIP RSUs currently issued of $107,404 and the value of LTIP RSUs that would be issued upon a change in control of $180,000.

(2)	Represents the value of LTIP PSUs that were earned in performance period ended December 31, 2009 of $72,369 and the value of unearned LTIP PSUs at target for the performance periods ended December 31, 2011 and 2012 of $425,700.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of three (3) directors who are independent as defined in the listing standards of the NASDAQ applicable to members of audit committees. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “The Board of Directors and its Committees.”

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2009 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2009, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Throughout the year, management kept the Committee apprised of the progress of its evaluation of internal controls and the Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended Communication with Audit Committees, which relates to the conduct of the audit, including the auditor’s judgment about the quality of the accounting principles applied in the Company’s 2009 audited financial statements. The Committee also has reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

David N. Campbell
William P. Montague
Robert E. Sadler, Jr.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee currently consists of three (3) directors who are independent as defined in the listing standards of the NASDAQ applicable to members of nominating committees. A brief description of the responsibilities of the Nominating and Corporate Governance Committee is set forth above under the caption “The Board of Directors and its Committees.”

The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held on March 24, 2010. Mr. Colombo did not participate in his recommendation for election to the Board. No communications from stockholders regarding nominations were received by the Committee. The Committee recommended that the existing Class II Directors be nominated for a three (3) year term as Class II Directors.

In evaluating potential nominees, the Nominating Committee considers a nominee’s experience as a senior executive at a publicly traded corporation, or as a management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee determines shall qualify an individual for Board service; whether such person is “independent” within the meaning of such term in accordance with the applicable listing standards of the NASDAQ and the rules promulgated by the Securities and Exchange Commission; financial expertise of a potential nominee; and particular or unique needs of the Company at the time a nominee is being considered.

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

David N. Campbell
William J. Colombo
William P. Montague

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and any persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table sets forth information as of March 19, 2010 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% and certain other holders of its outstanding Common Stock:

	Number of Shares
	and Nature of
	Beneficial	Percent of
Name and Address	Ownership (1)	Class
Franklin Resources, Inc. (2) One Franklin Parkway San Mateo, California 94403-1906	3,239,849	10.75
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	2,995,023	9.94
Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,494,865	8.28
Blackrock, Inc. (5) 40 East 52nd Street New York, NY 10022	2,304,356	7.64
NWQ Investment Management Company, LLC (6) 2049 Century Park East, 16th Floor Los Angeles, CA 90067	1,168,569	3.88

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2009 available on NASDAQ.com, filed on February 6, 2009 by Franklin Resources, Inc. on behalf of itself, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisor Services, LLC. Number of shares disclosed above includes 119,400 shares that Franklin Resources, Inc. does not have the sole voting power.

(3)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2009 and available on NASDAQ.com, filed on February 12, 2010 by T. Rowe Price Associates, Inc. Number of shares disclosed above includes 2,077,023 shares that T. Rowe Price Associates, Inc. does not have the sole voting power.

(4)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2009 and available on NASDAQ.com, filed on February 9, 2009 by Dimensional Fund Advisors LP. Number of shares disclosed above includes 55,112 shares that Dimensional Fund Advisors LP does not have the sole voting power.

(5)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2009 available on NASDAQ.com, filed on January 20, 2010 by Blackrock, Inc.

(6)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of October 31, 2009 available on NASDAQ.com, filed on November 6, 2009 by NWQ Investment Management Company, LLC. Number of shares disclosed above includes 116,301 shares that NWQ Investment Management Company, LLC does not have the sole voting power.

Management

The following table sets forth information as of March 19, 2010 (except as otherwise noted) with respect to each director, director nominee, each executive officer named in the Summary Compensation table above, and all executive officers and directors as a group:

	Number of Shares
	and Nature of
	Beneficial	Percent of
Name and Address	Ownership (1)	Class
Brian J. Lipke (2)(3)	1,201,966	3.97
Henning N. Kornbrekke (2)(4)	154,403	*
Gerald S. Lippes (5) 665 Main Street, Suite 300 Buffalo, NY 14203-1425	54,557	*
William P. Montague (2)(6)	27,682	*
Robert E. Sadler (2)(7)	19,000	*
Arthur A. Russ, Jr. (8) 3400 HSBC Center Buffalo, NY 14203	17,875	*
Kenneth W. Smith (2)(9)	15,171	*
William J. Colombo (2)(10)	14,000	*
David N. Campbell (11) 389 River Road Carlisle, MA 01741	13,125	*
Paul M. Murray (2)(12)	7,603	*
Timothy J. Heasley (2)(13)	4,448	*
All Directors and Executive Officers as a Group	1,529,830	5.06

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The address of each executive officer and certain directors is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0028.

(3)	Includes (i) 153,952 shares of common stock registered in the name of the reporting person, (ii) 987,360 shares of common stock held by two trusts for the benefit of Brian J. Lipke, (iii) 24,636 shares of common stock held by trusts and custodial accounts for the benefit of the daughters of Brian J. Lipke, (iv) 18,750 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan, (v) 5,236 shares of common stock allocated to Brian J. Lipke’s self-directed account under our 401(k) Retirement Savings Plan, (vi) 9,932 shares of common stock that will be issued within sixty (60) days due to the vesting of restricted stock units, and (vii) 2,100 shares of common stock held by the minor children of Brian J. Lipke. Excludes (i) 28,267 shares of common stock held by a trust for the benefit of the mother of Brian J. Lipke, as to which he serves as one of three trustees and disclaims beneficial ownership, (ii) 45,000 shares of common stock held by a trust for the benefit of a sibling of Brian J. Lipke, as to which he serves as one of five trustees and disclaims beneficial ownership, (iii) 9,407 shares of common stock held by a trust for the benefit a niece of Brian J. Lipke, as to which he serves as one of four trustees and disclaims beneficial ownership, (iv) 18,750 shares of common stock held by trusts for the benefit of the children of a sibling of Brian J. Lipke, as to which he serves as one of three trustees and disclaims beneficial ownership, (v) 2,077 shares of common stock held in a custodial account for the benefit of a relative of Brian J. Lipke as to which he disclaims beneficial ownership, (vi) 12,840 shares of common stock held in custodial accounts for the benefit of the children of a sibling of Brian J. Lipke as to which he disclaims beneficial ownership, and (vii) 180,900 shares of common stock, representing Brian J. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Eric R. Lipke, and three other siblings of the reporting person.

(4)	Includes (i) 154,403 shares of common stock registered in the name of the reporting person.

(5)	Includes (i) 52,682 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Lippes exercises voting power but does not currently have dispositive power and (ii) 1,875 shares of common stock held by Lippco Capital LLC, a company controlled by Mr. Lippes.

(6)	Includes 27,682 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Montague exercises voting power but does not currently have dispositive power.

(7)	Includes 19,000 shares of common stock registered in the name of the reporting person, including 9,000 restricted shares with respect to which Mr. Sadler exercises voting power but does not currently have dispositive power.

(8)	Includes (i) 15,575 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Russ exercises voting power but does not currently have dispositive power and (ii) 2,300 shares held by his wife as to which Mr. Russ claims beneficial ownership. Excludes 28,267 shares of common stock held by a trust which Mr. Russ serves as one of three trustees and disclaims beneficial ownership.

(9)	Includes (i) 15,171 shares of common stock registered in the name of the reporting person.

(10)	Includes 14,000 shares of common stock registered in the name of the reporting person, including 9,000 restricted shares with respect to which Mr. Colombo exercises voting power but does not currently have dispositive power.

(11)	Includes (i) 9,375 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Campbell exercises voting power but does not currently have dispositive power and (ii) 3,750 shares of common stock held by an Individual Retirement Account for the benefit of Mr. Campbell.

(12)	Includes (i) 5,027 shares of common stock registered in the name of the reporting person, (ii) 1,535 shares of common stock allocated to Mr. Murray’s self-directed account under our 401(k) Retirement Savings Plan, (iii) 505 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units, and (iv) 536 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan.

(13)	Includes (i) 3,854 shares of common stock registered in the name of the reporting person and (ii) 594 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board has selected the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP audited the Company’s consolidated financial statements for the past five fiscal years including 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee. Before selecting Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND THAT
YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for reviewing and approving related party transactions on an ongoing basis.

A member of the Company’s Board of Directors, Mr. Robert E. Sadler, Jr., is Vice Chairman of the Board of M&T Bank Corporation, one of the 11 participating lenders which have committed capital to our $200 million revolving credit facility in the Company’s Third Amended and Restated Credit Agreement dated July 24, 2009 (the Senior Credit Agreement). The Senior Credit Agreement provides a revolving credit facility and a term loan. At December 31, 2009, $50.0 million was outstanding on the revolving credit facility. All amounts outstanding under the term loan were repaid as of December 31, 2009. During 2009, the largest aggregate amount of principal outstanding under the revolving credit facility was $99.0 million. The aggregate amount of principal and interest paid during the year ended December 31, 2009 was $182.0 million and $4.3 million, respectively, for amounts outstanding under the revolving credit facility and term loan.

Borrowings under the Senior Credit Agreement bear interest at a variable rate based upon the London Interbank Offered Rate (LIBOR), with a LIBOR floor of 1.50%, plus 3.25% for revolving credit facility borrowings and 3.75% for term loan borrowings or, at the Company’s option, an alternate base rate. The revolving credit facility also carries an annual facility fee of 0.50% on the entire facility, whether drawn or undrawn, and fees on outstanding letters of credit which are payable quarterly.

The firm of Lippes Mathias Wexler Friedman, LLP, of which Mr. Gerald S. Lippes, a director of the Company, is a partner, serves as counsel to the Company. During 2009, this firm received approximately $1,058,000 for legal services rendered to the Company. The firm of Phillips Lytle LLP, of which Mr. Arthur A. Russ, Jr., a director of the Company, is a partner, also provided legal services to the Company in 2009 and received approximately $104,000.

The Board of Directors reviewed and approved all the transactions described above for 2009. It is the Company’s policy and procedure to obtain approval for transactions and business relationships with any director, nominee for director, executive officer, or any family member of a director, nominee for director or executive officer from the Nominating and Corporate Governance Committee. Approval of these transactions is brought to the Nominating and Corporate Governance Committee for approval on an annual basis.

OTHER MATTERS

The Company’s management does not currently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2010 fiscal year. EY served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009 and 2008. EY also performed audit-related services and consultation in connection with various accounting and financial reporting matters. Additionally, EY performed certain non-audit services during fiscal 2009 and 2008 that are permitted under the Sarbanes-Oxley Act and related rules of the SEC. EY will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2009 and 2008 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.

Fees Billed to the Company by EY during Fiscal Year 2009 and 2008

Audit Fees

The aggregate fees billed by EY for each of the fiscal years ended December 31, 2009 and 2008, for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto, were $1,786,019 and $1,697,742, respectively.

Audit-Related Fees

No fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were billed by EY during 2009 and 2008.

Tax Fees

The aggregate fees billed by EY for the fiscal years ended December 31, 2009 and 2008 for services rendered for tax compliance (including tax planning and tax advice and other tax services (including advice related to mergers and acquisitions) were $74,992 and $80,107, respectively.

All Other Fees

The aggregate fees billed for other services was $2,170 for the fiscal year ended December 31, 2009. There were no fees billed by EY for the fiscal year ended December 31, 2008 for products and services other than those described above.

Pre-Approval for Non-Audit Services Policies and Procedures of the Audit Committee

The Audit Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors. The Audit Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the Securities and Exchange Commission thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety.

OTHER INFORMATION

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO GIBRALTAR INDUSTRIES, INC., 3556 LAKE SHORE ROAD, PO BOX 2028, BUFFALO, NEW YORK 14219-0228, ATTENTION: INVESTOR RELATIONS. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 19, 2010, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2011 Annual Meeting must be received by the Company by December 13, 2010 to be considered for inclusion in the Company’s Definitive Proxy Statement and form of proxy relating to that meeting.

The accompanying Notice and this Definitive Proxy Statement are sent by Order of the Board of Directors.

Timothy J. Heasley
Secretary

Dated: April 6, 2010

STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

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PROXY
GIBRALTAR INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints BRIAN J. LIPKE, HENNING N. KORNBREKKE, AND KENNETH W. SMITH and each or any of them, attorneys and proxies, with the full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC. (the “Company”) to be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 6, 2010 at 11:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.
(Continued and to be signed on the reverse side.)

■
14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
GIBRALTAR INDUSTRIES, INC.
May 6, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Definitive Proxy Statement and Annual Report on
Form 10-K are available at www.proxydocs.com/rock

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 2 0 2 3 0 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4	0 5 0 6 1 0

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS II DIRECTORS:				2.	PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

NOMINEES:

☐	FOR ALL NOMINEES	¡ ¡	William J. Colombo Gerald S. Lippes
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

   ☐   FOR ALL EXCEPT
(See Instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE REGARDING PROPOSAL 1, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE REGARDING PROPOSAL 2, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.